    As filed with the Securities and Exchange Commission on March 10, 1995.
                                                         Registration No. 33-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                                ---------------

                                    FORM S-8
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                  VERSAR, INC.

             (Exact name of registrant as specified in its charter)

                 DELAWARE                                               54-0852979
      (State or other jurisdiction of                       (IRS Employer Identification No.)
      incorporation or organization)

            6850 VERSAR CENTER                                            22151
           SPRINGFIELD, VIRGINIA                                        (Zip Code)
 (Address of Principal Executive Offices)


                                  VERSAR, INC.
                            1994 EMPLOYEE BONUS PLAN
                            (Full title of the plan)


           Benjamin J. Rawls                        Please address a copy of all communications to:
 President and Chief Executive Officer
             Versar, Inc.                                         Elizabeth Hardy Noe
          6850 Versar Center                               Paul, Hastings, Janofsky & Walker
      Springfield, Virginia 22151                                     Suite 2400
 (Name and address of agent for service)                        600 Peachtree St., N.E.
                                                                Atlanta, Georgia  30308
                                                               Telephone:  (404) 815-2400

               (703) 750-3000
(Telephone number, including area code, of agent for service)

===========================================================================================================================
                                                   CALCULATION OF REGISTRATION FEE
                                                   -------------------------------

                                                                    PROPOSED             PROPOSED
TITLE OF                                                             MAXIMUM              MAXIMUM
SECURITIES                                      AMOUNT              OFFERING             AGGREGATE             AMOUNT OF
  TO BE                                          TO BE                PRICE               OFFERING            REGISTRATION
REGISTERED                                     REGISTERED           PER SHARE (1)        PRICE (1)               FEE (1)
- --------------------------------------------------------------------------------------------------------------------------
COMMON STOCK
PAR VALUE $0.01
PER SHARE                                        20,021               $2.406             $48,170.53              $100.00
===========================================================================================================================

(1) Estimated solely for the purpose of calculating the amount of the registration fee in accordance with Rule 457 under the Securities Act of 1933, as amended. The offering price is calculated pursuant to Rule 457(c) based on the average of the high and low sales prices ($2.406 per share) of the Common Stock of the Registrant on the American Stock Exchange on March 7, 1995.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1.          PLAN INFORMATION*

ITEM 2.          REGISTRANT INFORMATION AND EMPLOYEE BONUS PLAN INFORMATION*

       * Information required by Part I to be contained in the Section 10(a) prospectus is omitted from the registration statement in accordance with Rule 428 under the Securities Act of 1933 and the Note to Part I of Form S-8.


                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.          INCORPORATION OF DOCUMENTS BY REFERENCE

                 The following documents are incorporated herein by reference:

                 (a)  The Registrant's latest annual report filed pursuant to
Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act");

                 (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Registrant's annual report referred to in (a) above; and

                 (c) The description of the Registrant's common stock, par value $.01 (the "Common Stock"), which is contained in its registration statement on Form 10 filed under Section 12 of the Exchange Act, including any amendments or reports filed for the purpose of updating such descriptions.

                 All documents subsequently filed with the Commission by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

ITEM 4.          DESCRIPTION OF SECURITIES

                 Not applicable.

ITEM 5.          INTERESTS OF NAMED EXPERTS AND COUNSEL

                 Not applicable.

ITEM 6.          INDEMNIFICATION OF DIRECTORS AND OFFICERS

                 Section 145 of the General Corporation Law of the State of Delaware provides for the indemnification of officers and directors under certain circumstances against expenses incurred in successfully defending against a claim and authorizes Delaware corporations to indemnify their officers and directors under certain circumstances against expenses and liabilities incurred in legal proceedings involving such persons because of their being or having been an officer or director. The Certificate of Incorporation and By-laws of the Registrant provide for indemnification of its officers and directors to the full extent authorized by such section.

ITEM 7.          EXEMPTION FROM REGISTRATION CLAIMED

                 Not applicable.

ITEM 8.  EXHIBITS

                 The exhibits filed as part of this Registration Statement are as follows:


Exhibit Number                            Description of Exhibit
- --------------                            ----------------------
       4         Form of letter to employees containing terms of 1994 employee bonus plan.

       5         Opinion of Paul, Hastings, Janofsky & Walker as to the legality of the Common Stock registered hereunder.

      23.1       Consent of Price Waterhouse, Independent Public Accountants, relating to the use of their report contained in
                 Registrant's Annual Report on Form 10-K for the fiscal year ended June 30, 1994.

      23.2       Consent of Paul, Hastings, Janofsky & Walker to the filing and use of their opinion relating to the legality of the securities.  Such consent is contained in their opinion filed as Exhibit 5 to this Registration Statement.

      24         Power of Attorney authorizing Benjamin M. Rawls and James C. Dobbs to sign amendments to this Registration
                 Statement on behalf of officers and directors of the Registrant (contained on signature page of Registration
                 Statement).

ITEM 9.           UNDERTAKINGS

                  The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to provisions pursuant to which the directors, officers or controlling persons may be indemnified by the registrant or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Springfield, State of Virginia, on this 9th day of March, 1995.

                                  VERSAR, INC.

                                  BY:/s/ BENJAMIN M. RAWLS
                                     -------------------------------------------
                                     BENJAMIN M. RAWLS
                                     CHAIRMAN OF THE BOARD OF DIRECTORS,
                                     PRESIDENT AND CHIEF EXECUTIVE OFFICER


                               POWER OF ATTORNEY

                  KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Benjamin M. Rawls and James C. Dobbs, jointly and severally, his attorneys-in-fact, each with power of substitution for him in any and all capacities, to sign any amendments to this Registration Statement, and to file the same, with the exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

                  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.


/s/ Benjamin M. Rawls                                           March 9, 1995
- --------------------------------------                          -------------
BENJAMIN M. RAWLS, CHAIRMAN                                     Date
OF THE BOARD OF DIRECTORS,
PRESIDENT AND CHIEF EXECUTIVE
OFFICER AND DIRECTOR
(PRINCIPAL EXECUTIVE OFFICER)


/s/ Michael Markels, Jr.                                        March 9, 1995
- ------------------------------                                  -------------
MICHAEL MARKELS, JR.                                            Date
CHAIRMAN EMERITUS AND DIRECTOR


/s/ Lawrence W. Sinnott                                         March 9, 1995
- --------------------------------------                          -------------
LAWRENCE W. SINNOTT, VICE                                       Date
PRESIDENT, CHIEF FINANCIAL
  OFFICER AND PRINCIPAL ACCOUNTING OFFICER

                      [Signatures continued on next page]

                [Signatures continued from preceding next page]



/s/ Robert L. Durfee                                            March 9, 1995
- --------------------------------------                          -------------
ROBERT L. DURFEE, EXECUTIVE VICE                                Date
PRESIDENT AND DIRECTOR


/s/ Gerald T. Halpin                                            March 9, 1995
- --------------------------------------                          -------------
GERALD T. HALPIN                                                Date
DIRECTOR


/s/ John E. Gray                                                March 9, 1995
- --------------------------------------                          -------------
JOHN E. GRAY                                                    Date
DIRECTOR


/s/ John P. Horton                                              March 9, 1995
- --------------------------------------                          -------------
JOHN P. HORTON                                                  Date
DIRECTOR


/s/ Charles I. Judkins, Jr.                                     March 9, 1995
- ------------------------------                                  -------------
CHARLES I. JUDKINS, JR.                                         Date
DIRECTOR


/s/ M. Lee Rice                                                 March 9, 1995
- --------------------------------------                          -------------
M. LEE RICE                                                     Date
DIRECTOR

                                 EXHIBIT  INDEX


     Exhibit                              Description
     -------                              -----------
       4                Form of letter to employees containing terms of 1994 employee bonus plan.

       5                Opinion of Paul, Hastings, Janofsky & Walker as to the legality of the Common Stock registered hereunder.

     23.1               Consent of Price Waterhouse, Independent Public Accountants, relating to the use of their report contained in Registrant's Annual Report on Form 10-K for the fiscal year ended June 30, 1994.

     23.2               Consent of Paul, Hastings, Janofsky & Walker to the filing and use of their opinion relating to the legality of the securities.  Such consent is contained in their opinion filed as Exhibit 5 to this Registration
                        Statement.

     24                 Power of Attorney authorizing Benjamin M. Rawls and James C. Dobbs to sign amendments to this Registration
                        Statement on behalf of officers and directors of the Registrant (contained on signature page of Registration
                        Statement).